UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

ODYSSEY PICTURES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-18954	95-4269048

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15851 Dallas Parkway, Suite 600 Addison, Texas	75001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972)-308-8512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  (d) The following persons were elected by the Board of Directors to fill vacant seats on the Board of Directors:

    Dan Persson, age 69, holds and MBA in Economics from the Gothenburg School of Economics and has practiced as a Certified Public Accountant.

    Mr. Stefan Drakelid  holds an LL.M. degree from the University of Lund, Sweden.  He has specialized in economics, taxation law and legal issues relating to entertainment since 1981, acting as consultant and co-partner/investor in Scandinavia, Great Britain and the United States.  He is a founder of TNO Group.  TNO has advanced limited funds to the Company under a general agreement for use in addressing compliance, tax and reporting issues.

    Mr. Frank Saran received a BS degree in Business in 1979 from Eastern Illinois  University.   He was previously with Merrill Lynch and subsequently Shearson, Lehman.   He has been an investor in media related companies and has known and worked  in various outside consulting and advisory capacities since 1990.

    Mr. Patrick Speeckaert and Mr. Kjell Larsson resigned as directors without comment.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21 , 2008

Odyssey Pictures Corporation

Registrant

By:	/s/ John Foster

CEO